AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (this "Amendment") is made as of the 14th day of September, 2000 between 220 NEWS LLC, a New York limited liability company, having its principal office at c/o The Witkoff Group LLC, 220 East 42nd Street, New York, New York 10017, as Landlord ("Landlord") and VALUE LINE, INC., a New York corporation, having its principal place of business at 220 East 42nd Street, New York, New York 10017, as Tenant ("Tenant").

WITNESSETH:

WHEREAS, Landlord's predecessor in interest, and Tenant entered into that certain lease dated as of June 4, 1993, as the same may have been amended (the "Lease") for the leasing of a portion of the fifth (5th) floor and the entire rentable area of the sixth (6th) floor (collectively, the "Premises") in the building known as The News Building and located at 220 East 42nd Street, New York, New York;

WHEREAS, Landlord has succeeded to all of the right, title and interest of its predecessor-in-interest in and to the Lease and the Premises; and

WHEREAS, Tenant desires to surrender all of its right, title and interest in and to a portion of the Premises (such portion, the "Surrendered Premises") marked with diagonal slashes on the drawing attached hereto as Exhibit A, effective as of 11:59 p.m. September 14, 2000 (the "Surrender Date") and Landlord is willing to accept such surrender, upon and subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto do covenant and agree as follows:

1. (a) Tenant hereby agrees to surrender to Landlord as of the Surrender Date, its interest in the Surrendered Premises and all alterations, decorations, installations, additions and improvements therein, but not furniture or other personal property removed by Tenant before the Surrender Date, with the intent and purpose that the estate of Tenant in and to the Surrendered Premises shall be wholly extinguished and that the term of the Lease as to the Surrendered Premises shall expire on the Surrender Date, subject to the terms herein. All of Tenant's furniture, fixtures or equipment which remains in the Surrendered Premises on the Surrender Date shall be deemed abandoned by Tenant and Landlord will be entitled to dispose of the same at Landlord's discretion and at Landlord's cost and expense, with no compensation to Tenant.

(b) Tenant hereby covenants that nothing has been, or will be, done or suffered by Tenant, or those under the control of Tenant, whereby the Surrendered Premises or any part thereof or the alterations, decorations, installations, additions and improvements therein or any part thereof have been, or will be,

encumbered in any way whatsoever, that Tenant has, and will have, good right to surrender the same, and that no one other than Tenant has acquired, or will acquire, through or under Tenant any right, title or interest in or to the Surrendered Premises or any part thereof or in or to said alterations, decorations, installations, additions and improvements therein or any part thereof.

(c). Tenant covenants and agrees to vacate and surrender the Surrendered Premises and deliver the same to Landlord on or before the Surrender Date, time being of the essence, vacant and broom clean, in the same condition, reasonable wear and tear and casualty excepted, as of the date hereof, and free of all tenancies and/or occupants (the "Surrender Condition"). Notwithstanding anything to the contrary and at Landlord's sole election, in the event Tenant fails to deliver the Surrendered Premises to Tenant in the Surrender Condition on the Surrender Date, Landlord may elect to accept the surrender of the Surrendered Premises in its "as is" condition without waiver of its rights and remedies against Tenant hereunder and, otherwise, for the same.

(d) After Tenant's surrender of the Surrendered Premises and upon the receipt of a written request of Tenant, Landlord shall provide Tenant with access to the Surrendered Premises for the purpose of servicing, in accordance with the terms of the Lease, HVAC equipment, ductwork and all other Building equipment that provide services to the Premises (collectively, the "Building Equipment"), provided, (i) such access shall be (a) subject to the rights of the occupant(s) of the Surrendered Premises, (b) at Tenant's sole cost and expense along with all work performed with respect to Tenant's servicing of the Building Equipment (including, without limitation, all damage caused to the Surrendered Premises by Tenant as a result of said servicing) and (c) at a time mutually agreed to by Landlord, Tenant and such occupant(s), (ii) at Landlord's election, a representative of Landlord shall accompany Tenant during such access and (iii) nothing herein shall be deemed to impose responsibility on Tenant to service or repair equipment not already imposed on Tenant under the terms of the Lease.

2. The obligation of Landlord to accept this surrender is contingent upon the payment by Tenant of all fixed rent (pro-rated for a partial month) due for the Premises.

3. Effective as of the date Tenant has surrendered the Surrendered Premises to Landlord, Tenant shall have no payment or other obligations to Landlord with respect to the Surrendered Premises, except its obligation to pay to Landlord (i) all costs incurred by Landlord resulting from (a) Tenant's failure to deliver the Surrendered Premises in the Surrender Condition and (b) repairing any damage or destruction which has occurred as a result of Tenant's vacatur of the Surrendered Premises, (ii) all fixed rent accrued, pro-rated and not billed by the Surrender Date and (iii) all other outstanding charges due by Tenant not included in subsections (i) and (ii) of this Section 3. The obligations of Tenant set forth in subsections (i), (ii) and (iii) this Section

3 (collectively, the "Obligations") shall survive the surrender of the Surrendered Premises. Landlord and Tenant agree that Exhib. 4 lists certain items which Tenant claims are not due and owing

4. Each party shall pay such taxes and any interest and penalties on such taxes, if any, in connection with or arising out of Tenant's surrender of the Surrendered Premises to Landlord as are imposed on such party by custom, statute or regulation, subject to any available exemptions which shall be claimed and to the terms hereof. Each party shall cooperate with each other and shall execute and deliver to the other, and if necessary, file any tax returns, reports or other documents required in connection herewith and such obligations shall survive surrender of the Surrendered Premises.

5. Upon Tenant's compliance with the terms of this Amendment, Landlord agrees to accept said surrender in accordance with the terms hereof, and in consideration of said surrender by Tenant and of the acceptance thereof by Landlord, Tenant and Landlord do hereby mutually release each other, the respective legal representatives, successors and assigns of each, of and from all claims, demands, actions or causes of actions of every kind and nature, whatsoever arising solely out of Tenant's occupancy of the Surrendered Premises, except that nothing herein contained shall be deemed to constitute a release or discharge of Landlord and Tenant with respect to (i) the Obligations, (ii) all other outstanding obligations or liabilities incurred under the Lease with respect to the Surrendered Premises on or before the Surrender Date and (iii) the obligations of Landlord and Tenant under the Lease with respect to the Premises (excluding the Surrendered Premises), it being agreed that Tenant's right to seek from Landlord a refund of any overpayment of fixed rent and additional rent shall survive the surrender of the Surrendered Premises.

6. Effective as of the date Tenant vacates and surrenders the Surrendered Premises to Landlord:

(i) Subsections (ii) and (iii) of Section A of Article 38 of the Lease shall be deemed deleted in their entirety and replaced with the following text:

"(ii) ONE MILLION SEVEN HUNDRED SIXTY-SIX THOUSAND TWO HUNDRED EIGHTY-FIVE DOLLARS and 00/100 ($1,766,285.00) per annum for the period beginning on the first day of the month in which occurs the fifth (5th) anniversary of the Commencement Date and to and including August 31, 2000, payable in advance in equal monthly installments of $147,190.42;

(iii) ONE HUNDRED AND FORTY ONE THOUSAND THREE HUNDRED AND NINETY THREE DOLLARS and 46/100 ($141,393.46) for the period commencing on September 1, 2000 to and including September 30, 2000, payable in advance of such period;

Landlord and Tenant agree to cooperate to resolve the disputed items and Tenant shall pay to Landlord the amounts which Landlord and Tenant mutually agree as due

(iv) ONE HUNDRED AND THIRTY FIVE THOUSAND FIVE HUNDRED AND NINETY SIX DOLLARS and 50/100 ($135,596.50) for each calendar month during the period commencing on October 1, 2000 to and including August 31, 2001 payable in advance of each such calendar month;

(v) ONE HUNDRED AND THIRTY FOUR THOUSAND SEVEN HUNDRED AND SIXTY TWO THOUSAND DOLLARS and 38/100 ($134,762.38) for the period commencing on September 1, 2001 to and including September 30, 2001, payable in advance of such period;

(vi) ONE HUNDRED AND THIRTY THOUSAND FIVE HUNDRED AND FIFTY FIVE THOUSAND DOLLARS and 67/100 ($130,555.67) for each calendar month during the period commencing on October 1, 2001 to and including June 30, 2003, payable in advance of each such calendar month;

(vii) ONE HUNDRED AND THIRTY SEVEN THOUSAND AND NINETY NINE DOLLARS and 82/100 ($137,099.82) for the period commencing on July 1, 2003 to and including July 31, 2003, payable in advance of each such calendar month; and

thousand

(viii) ONE HUNDRED AND FORTY EIGHT ~~THOUSAND NINE~~ HUNDRED AND NINETY EIGHT THOUSAND DOLLARS and 30/100 ($148,998.30) for each calendar month during the period commencing on August 1, 2003 to and including the Expiration Date, payable in advance of each such calendar month.".

(ii) All references in the Lease to the terms "Demised Premises" and "Premises" (whether capitalized or lowercased) shall be deemed to exclude the Surrendered Premises.

(iii) A. Subsection (i) of Section A of Article 42 of the Lease shall be deemed deleted in its entirety and replaced with the following text:

"The term "Premises Area" shall mean 70,745 square feet.".

B. Subsection (ii) of Section A of Article 42 of the Lease shall be deemed deleted in its entirety and replaced with the following text:

"The term "Tenant's Proportionate Share" shall mean 6.4786%.".

(iv) Subsection (i)(a) of Section B of Article 61 of the Lease shall be deemed deleted in its entirety and replaced with the following text:

"c/o The Witkoff Group LLC
220 East 42nd Street

26th floor
New York, New York 10017
Attention: Mr. Steven C. Witkoff

with a copy to:

The Witkoff Group LLC
220 East 42nd Street
26th floor
New York, New York 10017
Attention James F. Stomber, Jr., Esq.".

on or before November 15th, 2000

(v) Article 63 of the Lease shall not apply to the initial leasing of the Surrendered Premises (or any portion thereof) after the Surrender Date.

(vi) Exhibit A to the Lease on which the fifth (5th) floor portion of the Premises is marked shall be deemed modified to provide that the Premises shall hereafter be as shown cross-hatched on Exhibit A hereto.

7. It is specifically understood and agreed that the submission of this Amendment to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect to this Amendment unless and until Landlord shall execute a copy hereof and deliver the same to Tenant.

8. Landlord and Tenant each represent to the other party that it has not dealt with a broker or brokers in connection with this Amendment other than Space Consulting LLC (the "Broker"). Landlord and Tenant agree to indemnify and hold the other party harmless from and against any and all claims, liabilities, obligations, costs and expenses including, without limitation, reasonable attorneys' fees arising from and/or in connection with a breach of the foregoing representation. The provisions of this Section shall survive the surrender of the Surrendered Premises. Tenant shall not be responsible for any fees due Broker in connection with this Amendment and Landlord shall be responsible for the same.

9. This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

10. The covenants, conditions, provisions and agreements contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

11. All capitalized terms herein not otherwise defined shall have the meanings assigned thereto in the Lease.

12. Landlord and Tenant hereby ratify and confirm the terms and provisions of the Lease, as amended by this Amendment.

IN WITNESS WHEREOF, the parties hereto have respectfully executed this Amendment as of the day and year first above written.

LANDLORD:
220 NEWS LLC
By: Daily Planet LLC,
Managing Member
By: News East LLC,
Managing Member

By: ____________
Name: James E Stomber Jr
Title: COO & General Counsel

TENANT:
VALUE LINE, INC.

By: ____________
Name:
Title:

\\WITKNTS1\GROUPS\publicdata\Documents\BONNIE\LEASES\220\ValueLine\VL Execution II.doc

SURRENDER AGREEMENT

SURRENDER AGREEMENT (this "Agreement") dated as of the 19th day of January 2006 between SLG 220 NEWS OWNER LLC, having an office c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (hereinafter referred to as "Landlord") and VALUE LINE, INC. a New York corporation, having an office at 220 East 42nd Street, New York, New York 10017 (hereinafter referred to as "Tenant").

WITNESSETH:

WHEREAS, Landlord's predecessor-in-interest, Two Twenty East Limited Partnership, as landlord, and Tenant entered into that certain lease agreement dated as of June 4, 1993, covering a portion of the fifth (5th) floor and the entire sixth (6th) floor as more particularly described in said lease agreement (the "Premises") in the building known as 220 East 42nd Street, New York, New York (the "Building") under the terms and conditions contained therein (as amended by that certain Settlement Agreement dated as of December 2, 1994, Second Settlement Agreement dated as of September 13, 1996 and Amendment to Lease dated as of September 14, 2000; said lease agreement, as amended, hereinafter referred to as the "Lease"); and

WHEREAS, the term of the Lease is to expire on May 31, 2008 (the "Expiration Date"), subject to a Renewal Option, unless earlier terminated in accordance with the provisions thereof; and

WHEREAS, Tenant has requested that Landlord agree to cancel the Lease with regard to the fifth (5th) floor portion of the Premises designated by Landlord as Room 501 (the "Surrender Space") and accept surrender of the Surrender Space effective as of January 15, 2006 (the "Early Cancellation Date") subject to and in accordance with the terms and conditions of this Agreement;

WHEREAS, Tenant acknowledges and agrees that Landlord intends to lease the Surrender Space to a third-party for a term commencing immediately following the cancellation of the Lease with regard thereto, as contemplated by this Agreement; and

WHEREAS, Landlord has agreed to cancel the Lease, as it pertains to the Surrender Space, prior to the Expiration Date and accept surrender of the Surrender Space under the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Cancellation of Lease as to Surrender Space.

A. Tenant hereby surrenders to Landlord the Lease, as it pertains to the Surrender Space only, and the term and estate thereby granted (including all renewal and/or extension rights) as it pertains to the Surrender Space only, together with the portion of the Premises thereby demised and which constitutes the Surrender Space, with the intent and purposes

that the estate of Tenant in and to the Surrender Space shall be extinguished in its entirety and the term of the Lease, as it pertains to the Surrender Space, shall expire effective on Early Cancellation Date with the same force and effect as if Early Cancellation Date was the original Expiration Date. On or prior to the Early Cancellation Date, subject, however, to the provisions of this Agreement. Tenant shall deliver to Landlord possession of the applicable portion of the Surrender Space (i) vacant and broom clean, (ii) free of all rights in any other party, as tenant, subtenant or other occupant ("Occupancies") and all encumbrances and (iii) otherwise in accordance with the terms, covenants and conditions of the Lease as if the Early Cancellation Date was the Expiration Date. In the event the Early Cancellation Date is delayed by reason of Force Majeure (defined below), then the Early Commencement Date shall be extended until five (5) business days after Tenant is no longer so prevented, provided that such Tenant gives to Landlord prompt written notice of both (i) Tenant's inability to perform; and (ii) the restoration of Tenant's ability to perform. For purposes of this Article, "Force Majeure" shall mean the inability of Tenant to perform under this Article 3 by reason of strikes, lockouts, job actions, shortage or unavailability of supplies, governmental laws or regulations, riots, terrorism, insurrections, wars, acts of war or Acts of God, or any other bona fide cause beyond the reasonable control of Tenant.

B. Effective one hundred twenty (120) days immediately following the Early Cancellation Date, provided that Tenant has surrendered to Landlord the Surrender Space timely and in full compliance with the requirements of this Agreement, the Fixed Rent due under the Lease shall be reduced to the sum of One Million Five Hundred Eighteen Thousand One Hundred Ninety Six and 33/100 Dollars ($1,518,196.33) per annum through the Expiration Date.

2. Effective on the Early Cancellation Date, provided that Tenant has surrendered to Landlord the Surrender Space timely and in full compliance with the requirements of this Agreement, subject to Force Majeure:

(i) Subsection (i) of Section A of Article 42 of the Lease shall be deemed deleted in its entirety and replaced with the following: "The term "Premises Area" shall mean 60,079 square feet."

(ii) Subsection (ii) of Section A of Article 42 of the Lease shall be deemed deleted in its entirety and replaced with the following: "The term "Tenant's Proportionate Share" shall mean 5.563%.

(iii) The Premises shall be deemed to exclude the Surrender Space.

3. <u>Tenant's Representations and Warranties.</u>

Tenant hereby represents and warrants to Landlord, its successors and assigns, that: (i) the Lease has not been assigned, pledged or encumbered, (ii) except for Tenant, the Surrender Space is free of all Occupancies, (iii) Tenant has not created or suffered any Occupancies in and/or to the Surrender Space through and including the date of this Agreement and (iv) no materials, personalty, furnishings, personal property, fixtures, trade fixtures and equipment ("<u>Property</u>") presently in the Surrender Space are subject to any lien, encumbrance, chattel mortgage, title retention or security agreement and no action has been taken or suffered by Tenant as a result of which either the Surrender Space or any Property shall or might be subject thereto. Tenant covenants and agrees

that it shall not at any time hereafter create, suffer or permit the creation of any such rights or encumbrances in or to the Surrender Space or the Property contained therein. Any Property left in the Surrender Space by Tenant after an Early Cancellation Date shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such Property in any manner at the expense of Tenant without any obligation to account to Tenant therefor.

4. Survival of Obligations.

Neither the cancellation of the portion of the Lease contemplated hereunder nor the surrender of the Surrender Space pursuant hereto shall release Tenant from its liability for any obligations of Tenant accruing: (a) under this Agreement, or (b) under the Lease, as same pertains to the Surrender Space, through and including the Early Cancellation Date, as applicable, or (c) under the Lease, as same shall apply to all remaining portions of the Premises other than the Surrender Space, through and including the Expiration Date. Tenant acknowledges and agrees that (i) the Lease is in full force and effect, and that there are no offsets or defenses which Tenant may have against Landlord and (ii) no consideration has been paid or is payable by Landlord to Tenant in connection with the transaction which is the subject of this Agreement.

5. Freight Elevator.

Landlord shall furnish freight elevator service to Tenant without charge (i) during normal business hours and (ii) after normal business hours, without charge, in connection with Tenant's initial (one (1) continuous single phase) move out of the Surrender Space. In the event that Tenant requires additional freight elevator service at hours other than those set forth above, Landlord shall make available to Tenant, upon reasonable notice, overtime freight elevator service at Tenant's sole cost and expense. The price charged for after hours freight elevator use as of the date hereof is $90.00 per hour, plus sales tax, if applicable, subject to future increases, which increases shall not exceed the price charged by comparable office buildings.

6. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

7. Entire Agreement.

The Lease, as modified by this Agreement, represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein, other than the Lease, are hereby merged herein. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, except as specifically set forth in this Agreement. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Agreement. Tenant shall not be liable or bound in any manner by any oral or written statement, broker's "set-up"," representation, agreement or information pertaining to this Agreement furnished by any real estate broker, agent, servant, employee or

other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

8. Effectiveness.

This Agreement shall not be binding upon Landlord and Tenant until executed and delivered by both Landlord and Tenant.

9. Ratification.

Except as specifically modified herein, all other terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

10. No Brokers/Indemnification.

Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this agreement other than SL Green Leasing LLC and Cushman & Wakefield, Inc. (the "Brokers"), with whom Tenant has dealt in connection with this Agreement solely as a consultant to Tenant, and Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent who claims to have dealt with Tenant other than the Brokers with respect to this Agreement or the negotiation thereof. Tenant shall pay commissions due Cushman & Wakefield, Inc. in connection with this Lease, if any, pursuant to the terms of separate agreements.

11. Landlord's Reimbursement.

Simultaneously upon execution of this Agreement, Tenant shall pay Landlord, as reimbursement towards for brokerage commissions incurred by Landlord in connection with the Surrender Space, one (1) full commission equal to the total amount of the escalated Fixed Rent payable to Landlord by Tenant for surrender term based upon Landlord's rate schedule; the parties hereby agreeing that such commission amount shall equal $23,894.00.

12. Miscellaneous.

A. The captions in this Agreement are for convenience only are not to be considered in construing this agreement. Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease.

B. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this agreement to be drafted.

C. This Agreement represents the entire understanding between the parties hereto as to the matters addressed herein. All prior understandings or agreements as to the matters addressed herein (other than the Lease), be they oral or written, express or implied, are hereby merged herein. This Agreement may not be modified except by a writing signed by all parties hereto.

D. If any provision of this Agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

SLG 220 NEWS OWNER LLC, Landlord

By: [signature]
Name: Gerard T. Nocera
Title: COO

Witness: [signature]
Name: Lisa Manning
Title: Adm Asst.

VALUE LINE, INC., Tenant

By: [signature]
Name: Jean B. Buttner
Title: Chairman + CEO

Witness: [signature]
Name: David T. Henigson
Title: Vice-Pres